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                                                             Page 39 of 61 Pages

                                                                       Exhibit 2

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                                     FINAXA



         The names of the Members of the Conseil d'Administration and of the Executive Officers of Finaxa and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of Finaxa at 23, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Finaxa and each individual is a citizen of the Republic of France.

Name, Business Address          Present Principal Occupation
-----------------------         ----------------------------
*  Claude Bebear                Chairman and Chief Executive Officer; Chairman
   AXA                          of the Supervisory Board, AXA
   25, avenue Matignon
   75008 PARIS

*  Henri de Castries            Vice Chairman;  Chairman of the Management Board
   AXA                         , AXA; Chairman of the Board, AXA Financial, Inc.
   25, avenue Matignon
   75008 PARIS




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                                                             Page 40 of 61 Pages


Name, Business Address            Present Principal Occupation
-----------------------           ----------------------------
*  Henri Hottinguer(1)            Chairman and Chief Executive Officer of
   Financiere Hottinguer Paris    Financiere  Hottinguer; Chairman of the
   43, rue Taitbout               Supervisory Board, Credit Suisse Hottinguer
   75009 PARIS                    and Emba NV (Netherlands); Vice Chairman,
                                  Gaspee (Switzerland); Chairman of the Board of
                                  Directors, Hottinguer Capital Corp. (US);
                                  Chairman and CEO, Sofibus; SEVP and member of the Board of Directors, Intercom

*  Paul Hottinguer(2)             Chairman and Chief Executive Officer,
   Financiere HOTTINGUER          Financiere Hottinguer (banking)
   43, rue Taitbout
   75009 PARIS

*  Henri Lachmann                 Chairman and Chief Executive Officer,
   SCHNEIDER Electric             Schneider Electric (electric equipment)
   43-45, bd Franklin Roosevelt
   92504 Rueil Malmaison

*  Christian Manset               Chairman and Chief Executive Officer,
   Compangnie Financiere Ottomane Compagnie Financiere Ottomane
   7, rue Meryerbeer
   75009 PARIS

*  Octave Manset                  Communications Manager, BMW France (auto
   BMW France                     manufacturer)
   78886 St. Quentin en Yuelynes

*  Michel Francois Poncet         Vice Chairman of the Board of Directors and
   BNP PARIBAS                    President, BNP Paribas (Switzerland)
   3, Rue d'Antin                 (banking); Vice Chairman, Pargesa Holding
   75002 PARIS                    (Switzerland)


----------
(1)   Citizen of Switzerland
(2)   Citizen of Switzerland


                                       40
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                                                             Page 41 of 61 Pages


Name, Business Address            Present Principal Occupation
-----------------------           ----------------------------
* Pierre de Waziers               General Manager, Societe Gramond (business
  Societe Gramond                 consulting)
  8 rue Sainte Lucie
  75015  Paris

----------
*    Member, Conseil d'Administration


                                       41